Exhibit 3.2

Certificate of Correction

ESSENTIAL PROPERTIES REALTY TRUST, INC.

CERTIFICATE OF CORRECTION

THIS IS TO CERTIFY THAT:

FIRST:  The title of the document being corrected is Articles of Amendment and Restatement (the “Articles”).

SECOND:  The sole party to the Articles is Essential Properties Realty Trust, Inc., a Maryland corporation (the “Corporation”).

THIRD:  The Articles were filed with the State Department of Assessments and Taxation of Maryland (the “SDAT”) on June 19, 2018.

FOURTH:  ARTICLE VIII of the Articles as previously filed with the SDAT is set forth below:

The Corporation reserves the right from time to time to make any amendment to the Charter, now or hereafter authorized by law, including any amendment altering the terms or contract rights, as expressly set forth in the Charter, of any shares of outstanding stock.  All rights and powers conferred by the Charter on the stockholders, directors and officers are granted subject to this reservation.  Except as set forth in this Article VIII and except for those amendments permitted to be made without stockholder approval under Maryland law or by specific provision in the Charter, any amendment to the Charter shall be valid only if declared advisable by the Board of Directors and approved by the affirmative vote of stockholders entitled to cast a majority of all the votes entitled to be cast on the matter.  Any amendment to Section 5.9 of the Charter or to this sentence of the Charter shall be valid only if declared advisable by the Board of Directors and approved by the affirmative vote of stockholders entitled to cast two-thirds of all the votes entitled to be cast on the matter.  Further, to the extent required by the Stockholders’ Agreement, no amendment to Section 5.7, Section 5.8 or this sentence of the Charter shall be effective without the consent of Eldridge provided in accordance with the Stockholders’ Agreement.

FIFTH:  ARTICLE VIII of the Articles as corrected hereby is set forth below:

The Corporation reserves the right from time to time to make any amendment to the Charter, now or hereafter authorized by law, including any amendment altering the terms or contract rights, as expressly set forth in the Charter, of any shares of outstanding stock.  All rights and powers conferred by the Charter on the stockholders, directors and officers are granted subject to this reservation.  Except as set forth in this Article VIII and except for those amendments permitted to be made without stockholder approval under Maryland law or by specific provision in the Charter, any amendment to the Charter shall be valid only if declared advisable by the Board of Directors and approved by the affirmative vote of stockholders entitled to cast a majority of all the votes entitled to be cast on the matter.  Any amendment to Section 5.8 of the Charter or to this sentence of the Charter shall be valid only if declared advisable by the Board of Directors and approved by the affirmative vote of stockholders entitled to cast two-thirds of all the votes entitled to be cast on the matter.  Further, to the extent required by the Stockholders’ Agreement, no amendment to Section 5.7, Section 5.8 or this sentence of the Charter shall be effective without the consent of Eldridge provided in accordance with the Stockholders’ Agreement.

SIXTH:  The undersigned acknowledges this Certificate of Correction to be the corporate act of the Corporation and as to all matters or facts required to be verified under oath, the undersigned acknowledges that to the best of such officer’s knowledge, information and belief, these matters and facts are true in all material respects and that this statement is made under the penalties for perjury.

IN WITNESS WHEREOF, the Corporation has caused this Certificate of Correction to be signed in its name and on its behalf by its President and attested to by its Chief Financial Officer on February 27, 2019.

ATTEST	ESSENTIAL PROPERTIES REALTY TRUST, INC.

/s/ Hillary P. HaiBy:  /s/ Peter M. Mavoides

Name:  Hillary P. HaiName: Peter M. Mavoides

Title: Chief Financial Officer Title: President and Chief Executive Officer

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